Exhibit 32.1

Certification of Chief Executive Officer of
AeroGrow International, Inc.
Pursuant to 18 U.S.C. Section 1350
(Adopted by Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Annual Report on Form 10-K of AeroGrow International, Inc. (the “Company”) for the year ended March 31, 2012, as filed with the Securities and Exchange Commission (the “Report”), I, J. Michael Wolfe, President and Chief Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 26, 2012	/s/ J. Michael Wolfe
J. Michael Wolfe
President and Chief Executive Officer (Principal Executive Officer)